1Q19 Earnings

May 10, 2019

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Disclaimer

This presentation may contain statements that express BRF S.A. ("BRF") management's expectations, beliefs and assumptions about future events or results. Such statements are not historical facts and are based on currently available competitive, financial and economic data of the industries in which BRF operates.

The verbs "anticipate", "believe", "estimate", "expect", "forecast", "plan", "predict", "target", "aim", "seek" and other similar verbs are intended to identify these forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those projected in this presentation and do not guarantee any future BRF performance. The factors that might affect performance include, but are not limited to: (i) market acceptance of BRF's products; (ii) volatility related to the Brazilian economy, as well as the economies of the other countries in which BRF also has relevant operations, the financial and securities markets and the highly competitive industries BRF operates in; (iii) changes in domestic and foreign legislation and taxation, as well as in government policies related to the domestic and foreign animal protein and related markets; (iv) increasing competition from new entrants to the Brazilian and international markets; (v) ability to keep up with rapid changes in the regulatory and technological environments; (vi) ability to maintain an ongoing process for introducing competitive new products and services while maintaining the competitiveness of existing ones; (vii) ability to attract customers in domestic and foreign jurisdictions. Other factors that could materially affect results can be found in BRF's Reference Form and in the annual report on Form 20-F, as filed with the U.S. Securities and Exchange Commission, particularly under the "Risk Factors" session.

All forward-looking statements in this presentation are based on information and data available as of the date they were made and BRF undertakes no obligation to update them in light of new information or future development.

This presentation does not constitute an offer to sell or a solicitation to purchase any security.

Initial Remarks

Pedro Parente
Global CEO

Summary of Results – 1Q19

» Increase in both Net Revenues and **Profitability**

» **Gross margin increase** for the third consecutive quarter, even considering grain costs inertia

» **Reduction of frozen raw material inventories**, from ~140 to ~45 thousand ton, reducing pressures from future sale needs, logistics complexity and general expenses

» **High demand for protein** and favorable costs leads to a positive outlook for the industry

Results begin to reflect the adjustments initiated in the 2Q18, in line with goals disclosed in the strategic planning

Breakdown of Results – 1Q19

Profitability in recovery path and lower impacts from non-recurring events

Results - R$ Million	1Q19	1Q18	Chg. y/y	4Q18	Chg. y/y
Volume (Thousand Tons)	1,006	1,085	(7.3%)	1,153	(12.8%)
Net Revenues	**7,359**	**7,031**	**4.7%**	**8,289**	**(11.2%)**
Gross Profit	**1,517**	**1,379**	**10.0%**	**1,570**	**(3.4%)**
Gross Margin (%)	*20.6%*	*19.6%*	*1.0 p.p.*	*18.9%*	*1.7 p.p.*
EBIT	**158**	**259**	**(39.0%)**	**281**	**(43.7%)**
EBIT Margin (%)	*2.1%*	*3.7%*	*(1.5) p.p.*	*3.4%*	*(1.2) p.p.*
Adjusted EBITDA	**748***	**685**	**9.3%**	**843**	**(11.2%)**
Adjusted EBITDA Margin (%)	*10.2%*	*9.7%*	*0.4 p.p.*	*10.2%*	*(0.0) p.p.*
Net Income (Loss) - Continued operations	**(113)**	**(133)**	**(14.7%)**	**313**	**(136.2%)**
Net Margin (%)	*(1.5%)*	*(1.9%)*	*0.4 p.p.*	*3.8%*	*(5.3) p.p.*
Net Income (Loss) - Total consolidated	**(1,012)**	**(62)**	**n.m.**	**(2,125)**	**(52.4%)**

*Includes R$158 million impact in 1Q19 related to IFRS16

Summary of Results – 1Q19

Execution of strategic plan as a key fact to improvement in operational performance


Gross Margin
20.2%
19.6%
8.4%
17.0%
18.9%
20.6%
28,314
7,031
7,067
7,802
8,289
7,359
2017
1T18
2T18
3T18
4T18
1T19
Net Revenue
Gross Margin


Adjusted EBITDA Margin
8.9%
9.7%
5.0%
7.4%
10.2%
10.2%
2,508
685
356
579
843
748
2017
1T18
2T18
3T18
4T18
1T19
Adjusted EBITDA
Adjusted EBITDA Margin

Industry Overview

Lorival Luz
Global COO / CFO

Grains & proteins prices

Grain price inflation pushed 1Q19 costs, however prices already show signs of moderating; proteins are presenting a constructive outlook



Soybean & Corn Price
B3
1Q18
1Q19
+18%
+29%
Corn (R$/bag)
Soybean (R$/bag)
Corn
Soybean
Future Soybean¹
Future Corn²
Average Price



Whole Chicken and Pork Carcass Price
Cepea/ESALQ
1Q18
1Q19
+12%
+28%
Chicken (R$/kg)
Pork (R$/kg)
Chicken
Pork
Average Price

- **Grain prices** are already cooling, presenting a more **stable** scenario
- **Climate favoring** good performance in **2018/19 crop year**

- **Better balance between supply/demand** in local and external markets have been favorable to protein prices

[1] BRF Estimates, CBOT quotes in April 2019, equivalent to Paranaguá-PR; [2] B3 quotes in April 2019.

China: roughly half of the world pork production and consumption

Pork: the world's most consumed protein

Global pork production (2018)



Mexico 1.3%
Japan 1.1%
Philippines 1.5%
Others 6.2%
Canada 1.8%
Vietnam 2.5%
Russia 2.7%
Brazil 3.4%
USA 10.7%
China 47.6%
Europe 21.2%

Global pork consumption (2018)



Vietnam 2.4%
Mexico 2.1%
Japan 2.5%
Others 10.6%
Brazil 2.7%
Russia 2.9%
USA 8.7%
China 49.6%
Europe 18.7%

Complete Production Cycle and Price Relativity - USA Wholesale



1+ year
0.56x
3+ years
1.83x
4+ years

Source: USDA; Average 2008-18 US$c/lb: 258,7 cattle / 141,6 pork / 79,0 poultry; Cycle: including grandparents and breeders

Global Production (2018)

- Pork: 113 million ton
- Poultry: 96 million ton
- Meat: 62 million ton

Global Trade (2018)

- Pork: 8 million ton
- Poultry: 9 million ton
- Meat: 9 million ton

Sources: USDA – US Department of Agricultural

Operating and Financial Performance 1Q19

Lorival Luz

COO Global / CFO

BRF Consolidated Result – 1Q19

Profitability recovery, mainly in Brazil Segment and Halal market

Results - R$ Million	1Q19	1Q18	Chg. y/y	4Q18	Chg. y/y
Volume (Thousand Tons)	1,006	1,085	(7.3%)	1,153	(12.8%)
Net Revenues	**7,359**	**7,031**	**4.7%**	**8,289**	**(11.2%)**
Gross Profit	**1,517**	**1,379**	**10.0%**	**1,570**	**(3.4%)**
Gross Margin (%)	*20.6%*	*19.6%*	*1.0 p.p.*	*18.9%*	*1.7 p.p.*
EBIT	**158**	**259**	**(39.0%)**	**281**	**(43.7%)**
EBIT Margin (%)	*2.1%*	*3.7%*	*(1.5) p.p.*	*3.4%*	*(1.2) p.p.*
Adjusted EBITDA	**748***	**685**	**9.3%**	**843**	**(11.2%)**
Adjusted EBITDA Margin (%)	*10.2%*	*9.7%*	*0.4 p.p.*	*10.2%*	*(0.0) p.p.*
Net Income (Loss) - Continued operations	**(113)**	**(133)**	**(14.7%)**	**313**	**(136.2%)**
Net Margin (%)	*(1.5%)*	*(1.9%)*	*0.4 p.p.*	*3.8%*	*(5.3) p.p.*
Net Income (Loss) - Total consolidated	**(1,012)**	**(62)**	**n.m.**	**(2,125)**	**(52.4%)**

» **Profitability recovery:** (i) the normalized level of frozen raw materials inventories, (ii) adequacy in direct investments for retailers, (iii) advertisement campaigns intensification, and (iv) expansion in the processed food category at Halal market

*Includes R$158 million impact in 1Q19 related to IFRS16

Brazil Segment

Revenue increase supported by better commercial execution

Volume 1Q19 | 508 thousand t
(Volume 1Q18 | 545 thousand t)



Processed
69%
(69%)
Poultry
25%
(26%)
Pork
6%
(5%)

1Q18 x 1Q19



Net Revenue
(R$ MM)
3,748
+5.1%
3,940
1Q18
1Q19
Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)
+0.1 p.p.
352
+6.4%
374
1Q18
1Q19

- The normalized level of frozen raw material inventories
- Adjustments in retailers approach – direct investments adequacy
- Advertisement campaigns focused on brand presence increment
- Average sale price: **+12.9%**
  - Processed: **+10.0%**
  - In natura: **+25.3%** (poultry); and **+6.0%** (pork)

International Segment (Halal & Other markets)

Better commercial management and higher share of processed foods

Volume 1Q19 | 429 thousand t

(Volume 1Q18 | 475 thousand t)



Poultry
79%
(80%)
Prok
7%
(7%)
Processed
14%
(13%)



Other
Regions
37%
(58%)
Halal
63%
(42%)

1Q18 x 1Q19

Net Revenue

(R$ MM)



3,084
+3.6%
3,194
1T18
1T19

Adjusted EBITDA (R$ MM)

Adj. EBITDA Margin (%)



+2.4 p.p.
287
+30.2%
373
1T18
1T19

- Processed Foods at the core of the strategy to drive profitability: 2p.p. gain in market share
- Lower shipped volumes:
  - **Saudi Arabia restrictions impacted the volume shipped to the region** in 1Q19, partially offset by other markets
  - Change in the concession form of the International Sanitary Certificate in the port of Itajaí-SC, leading to shipment delays in March

Free Cash Flow

Positive operating cash flow: +149% y/y

Million BRL	1Q18	4Q18	1Q19	1Q19 Pro forma[1]
Cash Flow from Operating Activities	**217**	**1,067**	**512**	**512**
CAPEX	(470)	(406)	(315)	(315)
M&A and Sale of Assets	20	213	440	1,700
Leasing IFRS16	-	-	(107)	(107)
Cash Flow from Investments	**(450)**	**(193)**	**18**	**1,277**
Cash Flow from Operations (+ / -) Capex	**(233)**	**874**	**530**	**1,789**
Cash Flow from Financing Activities	(5)	(920)	(277)	(277)
Free Cash Flow	**(238)**	**(46)**	**253**	**1,512**

- Pro forma **Operating cash generation**[1] of **R$512 million** in 1Q19, mainly driven by lower average term of **Clients** receivables
- **Cash Flow from Operating Activities + Capex** pro forma[1] of **R$1,789 million** in 1Q19, including **Asset Sales**
- **Positive Free Cash Flow** will be fully used in debt reduction

[1] Including the sale of assets in Europe and Thailand (R$1,163 million) and the amount yet to be received related to the sale of assets in Argentina (R$96 million)

Indebtedness & Leverage

Focus on extending debt profile and reducing average cost

Financial Leverage 1Q19 (R$ million)



4.44x
5.69x
6.74x
5.12x¹
5.64x²
15,610
15,498
14,019
15,696
16,323
13,404¹
14,238²
1Q18
2Q18
3Q18
4Q18
1Q19
Pro forma Net Debt
Net Debt
Net Debt / Adj. EBITDA LTM
Net Debt / Adj. EBITDA LTM proforma

Gross Debt 1Q19 | R$21.8 billion



Other
3%
Trade finance
12%
Capital Markets
58%
Agribusiness loans
27%
Other currencies
53%
BRL
47%

Debt Timeline 1Q19 | (R$ MM)



7,537
1,259²
6,278
Average Maturity: 3.1 years
3,037
4,261
3,071
3,095
8,156
Cash & Equivalents
2019
2020
2021
2022
2023+

[1] Including pro forma adjustments from incoming funds related to the sale of assets in Argentina, Europe and Thailand, the non-transferred portion to FIDC and FX=R$3.80/US$. Taking into consideration the accounting numbers, leverage is 5.97x.

[2] Including pro forma adjustments from incoming funds remaining from the sale of assets in Argentina, Europe and Thailand. Taking into consideration the accounting numbers, leverage is 6.14x.

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Q&A

IR Contacts:
+55 11 2322 5377
acoes@brf-br.com